UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 29, 2008

ADVANCED GROWING SYSTEMS, INC.

(Name of Registrant as specified in its charter)

Nevada	000-52572	20-4281128
(State or other jurisdiction of incorporation or jurisdiction)	(Commission file Number)	(I.R.S. Employer Identification Number)

3050 Royal Boulevard South, Ste 135

Alpharetta, GA 30022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (678) 387-5061

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2008, Advanced Growing Systems, Inc. (“AGWS” or “the Company”) Board of Directors agreed to establish 15,000,000 shares of Series C convertible preferred stock (“Series C preferred”), par value $.001, with each share convertible into 1 share of common stock. The Company then entered into an Exchange Agreement with Vision Capital Advisors (“Vision”) whereby the Company would adjust the strike price of the J warrants, issued in the March and September 2007 equity transactions with Vision, from $.80 to $.375. These J warrants are also amended to be exercisable into Series C preferred. Vision will also convert their $535,000 note dated February 29, 2008, plus accrued interest of $13,227, into 1,461,939 shares of Series C preferred. Vision then exercised its J warrants and purchased 1,333,333 shares of Series C preferred for $500,000.

The Company also agreed to adjust the strike price of the C and D warrants, issued in the March and September 2007 equity transactions with Vision, from $1.10 and $1.30, respectively, to $.50 and $.60, respectively. In consideration for this adjustment, Vision agreed to exchange 3,000,000 A warrants for 2,520,000 shares of Series C preferred, 3,000,000 B warrants for 2,520,000 shares of Series C preferred, and 1,750,000 Series A Common Stock warrants for 1,400,000 shares of Series C preferred.

The transaction document, the form of revised warrants, and the Certification of Designation for Series C convertible preferred stock, are attached hereto as exhibits.

ITEM 3.02 – Unregistered Sale Of Equity Securities.

See Item 1.01 above

ITEM 3.03 – Material Modification of Rights of Security Holders.

See Item 1.01 above

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01 above

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Form of Warrant Exchange Agreement, dated May 28, 2008

99.2	Form of C, D and J amendment

99.3	Form of Certification of Designation for Series C convertible preferred stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED GROWING SYSTEMS, INC.

Date: May 29, 2008	By	/s/ Dan K. Dunn
Dan K. Dunn, Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Form of Warrant Exchange Agreement, dated May 28, 2008

99.2	Form of C, D and J amendment

99.3	Form of Certification of Designation for Series C convertible preferred stock

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